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                                                                     EXHIBIT 8.2


                       [LETTERHEAD OF ERNST & YOUNG LTD.]


                                  CONFIRMATION

We hereby confirm, subject to the qualifications set forth therein, the statements in the Prospectus under the caption "Certain Tax Considerations under the Laws of Switzerland" are an accurate summary of the Swiss Income tax matters described therein.

                                          Ernst & Young AG

                                          By: /s/ ALFRED PREISIG
                                            ------------------------------------
                                          Name: Alfred Preisig
                                          Title: Partner Tax

                                          By: /s/ URS BRUGGER
                                            ------------------------------------
                                          Name: Urs Brugger
                                          Title: Partner Tax

Zurich, Switzerland
8 November 2000